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As filed with the Securities and Exchange Commission on October 15, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sears Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	20-1920798 (IRS Employer Identification No.)
3333 Beverly Road Hoffman Estates, Illinois (Address of Principal Executive Offices)	60179 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

Not Applicable
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Subscription Rights to purchase Common Shares of Sears Canada Inc.	The NASDAQ Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1:    Description of Registrant's Securities to be Registered.

        The securities to be registered hereby are transferable subscription rights (the "Rights") to purchase common shares, no par value, of Sears Canada Inc. ("Sears Canada") currently owned by Sears Holdings Corporation (the "Company").

        The description of the Rights as included under the caption "The Rights Offering" and "Description of the Rights Offering" forming a part of the Registration Statement on Form F-10 (the "Registration Statement Excerpt"), as filed with the Securities and Exchange Commission (the "SEC") by Sears Canada on October 15, 2014 (Registration No. 333-199198) is hereby incorporated by reference.

Item 2:    Exhibits.

        A copy of the Registration Statement Excerpt is filed as Exhibit 4.1 to this Form 8-A.

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 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEARS HOLDINGS CORPORATION
Date: October 15, 2014	By:	/s/ ROBERT A. RIECKER Name: Robert A. Riecker Title: Vice President, Controller and Chief Accounting Officer

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 EXHIBIT INDEX

Exhibit Number	Description
4.1	Excerpt from Registration Statement on Form F-10 of Sears Canada Inc., dated October 15, 2014 and filed with the Commission on October 15, 2014.

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  Item 1: Description of Registrant's Securities to be Registered.
  Item 2: Exhibits.
SIGNATURES
EXHIBIT INDEX